Exhibit 10.23

Execution Version

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is entered into as of January 13, 2023 by and between (a) Acuitas Capital LLC, a Delaware limited liability company (“Acuitas”), and (b) Mullen Automotive Inc., a Delaware corporation (the “Company”). Collectively, Acuitas and the Company shall be referred to as the “Parties”. Capitalized terms not defined herein shall have the same meaning as set forth in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties agree that upon Acuitas’ the exercise of warrants convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) the Company erroneously issued to Acuitas 1,653,005 shares of Common Stock (the “Excess Stock”) in excess of the amount contractually agreed upon by the Parties under the terms of such warrants.

WHEREAS, the Parties entered into a Securities Purchase Agreement, dated as of June 7, 2022 (as amended, the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions contained therein, Acuitas has purchased and shall purchase on the Purchase Date the Commitment Amount of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and Warrants.

WHEREAS, the Parties agree that in order to settle the error with regard to the over issuance of Common Stock, Acuitas shall remit to the Company an amount equal to $17,721,868 (the “Settlement Payment”).

WHEREAS, in further consideration of the aforementioned settlement, the Parties agree that Acuitas shall receive the right to purchase additional shares of Series D Preferred Stock and Warrants in an amount equal to $20,000,000 on the same terms and conditions as applicable to the purchase and sale of shares of Series D Preferred Stock as provided under the Securities Purchase Agreement, subject to certain conditions and modifications described herein (the “Settlement Additional Purchase Right”) of units, consisting of one share of Preferred Stock and 185% Warrants for each share of Preferred Stock issued (collectively, the “Securities”), as more particularly provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and Acuitas agree as follows:

AGREED TERMS

1.Settlement by the Company. In consideration for the settlement of the claims described herein, (a) the Company agrees to grant Acuitas the Settlement Additional Purchase Right, which may be exercised by Acuitas from time to time, in its sole and absolute discretion in accordance with the same terms that apply to Additional Purchases as described in Section 4(p) of the Securities Purchase Agreement; provided, however, that (i) if Acuitas exercises its Settlement Additional Purchase Right, it shall receive Additional Warrants exercisable for 185% of shares of Common Stock at an exercise price equal to the closing price of the Common Stock as of the date of the Trading Day immediately prior to the exercise of the Second Additional Purchase Right and (ii) that Additional Warrants issued pursuant to the Settlement Additional Purchase Right will be in the form attached hereto as Exhibit A; and (b) Acuitas agrees to issue to the Company a promissory note, a form of which is attached hereto as Exhibit B, which note shall have a principal amount equal to the Settlement Payment and which, inter alia, shall be immediately due and payable upon confirmation that the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and Warrants issued pursuant to the Settlement Additional Purchase Right have been reserved for issuance and that the resale of such reserved shares of Common Stock have been registered on a registration statement filed with the U.S. Securities and Exchange Commission (the “Commission”). Shares of Series D Preferred Stock and Warrants purchased pursuant to the Settlement Additional Purchase Right shall be subject to the same terms and conditions of the Securities Purchase Agreement as if they were Additional Purchase Shares or Additional Warrants, respectively.

Acuitas acknowledges that the securities that it is acquiring pursuant to the Settlement Additional Purchase Right are “securities” as defined in Section 2(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”). It represents that it is acquiring such securities solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of such securities. Acuitas understands that such securities have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of it and of the other representations made by it in this Agreement. Acuitas understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

Acuitas understands that such securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that it may dispose of such securities only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and it understands that, except with regard to the terms of the Securities Purchase Agreement that apply to such securities, the Company has no obligation or intention to register any of such securities or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, Acuitas understands that under the Commission's rules, it may dispose of such securities only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to such securities in the hands of it. Consequently, Acuitas understands that it must bear the economic risks of the investment in such securities for an indefinite period of time.

Acuitas agrees: (A) that it will not sell, assign, pledge, give, transfer, or otherwise dispose of such securities or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws; (B) that the certificates representing such securities or the books and records of the Company’s transfer agent will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such securities, except upon compliance with the foregoing restrictions.

Acuitas acknowledges that the Company did not offer to sell such securities to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party, except as provided herein.

2.[Reserved].

3.Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from the issuance of the Excess Stock, including all losses, costs, liabilities, obligations, expenses, fines, penalties, interest, expenditures, claims, awards, settlements, judgments, damages, reasonable and documented out-of-pocket attorneys’ fees and reasonable out-of-pocket expenses of investigating, defending and prosecuting litigation relating to the issuance of the Excess Stock.

This Agreement resolves any claim for relief that is, or could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs, and attorneys’ fees related to or arising from the issuance of the Excess Stock.

The Company agrees that each Buyer’s full settlement of all claims or losses as described in this paragraph 3 is contingent upon the Company having filed with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock issuable pursuant to the conversion or exercise of securities issued upon exercise of the Settlement Additional Purchase Right (which registration statement shall include 100% and 200% of the shares of Common Stock initially issuable upon conversion of the Series D Preferred Stock and the

Warrants, respectively), the Company having brought such registration statement effective on or before April 1, 2023 and the Company using its commercially reasonable efforts to keep such registration continuously effective with respect to such shares, and to keep such registration statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (1) each Buyer ceases to hold any of the shares of Common Stock issued pursuant to the conversion of the Additional Securities; (2) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (3) two years from the effective date of the registration statement registering such shares.

On or before April 1, 2023, the Company will qualify as a “well-known seasoned issuer” as that term is defined in Rule 405 under the Securities Act, provided that notwithstanding any provision to the contrary in any other agreements between the Parties hereto the Company may, in order to meet the conditions of such qualification, issue additional shares of its Common Stock to Acuitas or to other persons. To the extent that the Company qualifies as a “well-known seasoned issuer,” the Company will file a registration statement on Form S-3 with automatic effectiveness on or before April 1, 2023 to register the resale of the shares of Common Stock issuable pursuant to the conversion or exercise of securities issued upon exercise of the Settlement Additional Purchase Right.

4.No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in paragraph 3 above.

5.Acknowledgment of Settlement. The Parties, as broadly described in paragraph 3 above, acknowledge that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraph 3 above, including by reason of the issuance of the Excess Stock and (b) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 3 above, for any acts or omissions up to and including the date of this Agreement, including, without limitation, the issuance of the Excess Stock.

6.No Admission of Liability. The Parties acknowledge that the Settlement Payment and the granting of the Settlement Additional Purchase Right provided herein was agreed upon as a compromise and final settlement of disputed claims and that neither the payment of the Settlement Payment nor the grant of the Settlement Additional Purchase Right may be construed as an admission of liability by either Party and is not to be construed as an admission that either Party engaged in any wrongful, tortious, or unlawful activity. The Company specifically disclaims and denies (a) any liability to Acuitas and (b) engaging in any wrongful, tortious, or unlawful activity.

7.Agreement is Legally Binding. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors,

administrators, heirs, and estates. Moreover, the persons and entities referred to in paragraph 3 above, but not a Party, are third-party beneficiaries of this Agreement.

8.Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the parties hereto.

9.New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement.

10.Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

11.Choice of Law. This Agreement is governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

12.Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

13.Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Agreement is not in violation of any by-law, covenants, and/or other restrictions placed upon them by their respective entities.

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

Mullen Automotive Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chief Executive Officer

[Signature Page to Settlement Agreement and Release – Warrants]

Acuitas Capital, LLC

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Chief Executive Officer

[Signature Page to Settlement Agreement and Release – Warrants]

Exhibit A

Form of Warrant

(Attached)

Exhibit B

Form of Note

(Attached)